Exhibit j(2)

CORNERCAP GROUP OF FUNDS

POWER OF ATTORNEY

I, the undersigned Trustee of the CornerCap Group of Funds, hereby appoint Thomas E. Quinn, Attorney-in-Fact, with full power of substitution, and with the full power to sign for me and in my name in the following capacities: all Pre-Effective Amendments to any Registration Statement; any and all subsequent Post-Effective Amendments to said Registration Statements; any Registration Statements on Form N-1A; any supplements or other instruments in connection therewith; and generally to do all such things in my name and behalf in connection therewith as said Attorney-in-Fact deem, together or individually, necessary or appropriate, to comply with the provisions of the Securities Act of 1933, as amended, and Investment Company Act of 1940, as amended, and any rules, regulations or requirements of any federal or state regulatory agency in connection with the filing and effectiveness of any Registration Statement, as amended, and all related requirements of any federal or state regulatory agency.

This Power of Attorney, which shall not be affected by the disability of the undersigned, is executed and effective as of the date set forth below.

WITNESS my hands on this 18th day of March, 2010.

/s/ Richard L. Boger
Richard L. Boger
Trustee

/s/ Leslie W. Gates
Leslie W. Gates
Trustee

/s/ Laurin M. McSwain
Laurin M. McSwain
Trustee

/s/ G. Harry Durity
G. Harry Durity
Trustee

/s/ Thomas E. Quinn
Thomas E. Quinn
Trustee